SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 2, 2005

FiberMark, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-12865	82-0429330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Wellington Road
P.O. Box 498
Brattleboro, Vermont 05302
(802) 257-0365

Item 1.03. Bankruptcy or Receivership

On December 2, 2005, FiberMark issued a press release (Exhibit 99.1) reporting that the U.S. Bankruptcy Court for the District of Vermont has confirmed its Plan of Reorganization, setting the stage for the company’s emergence from chapter 11 as a private company in early 2006. Also on December 2, subsequent to the confirmation hearing, the Court issued an order confirming the Plan for FiberMark’s chapter 11 proceedings, Case No. 04-10463 cab, filed March 30, 2004. In addition, the Court issued two notices on December 5, 2005, including Notice of the Confirmation Order and Bar Date Deadlines and Notice of Distribution Record Date, all of which are available on the company’s Web site at:

http://www.fibermark.com/restructure/indexRestructure.htm#courtOrders

These exhibits are filed herewith and shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1  Press Release Dated December 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberMark

Date: December 5, 2005	By:	/s/ John E. Hanley
John E. Hanley
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated December 2, 2005

Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Janice C. Warren
Director, Investor Relations and Corporate Communications
802 257 5981

Bankruptcy Court Confirms FiberMark’s Reorganization Plan
—Company Set to Emerge from Chapter 11 in Early 2006

BRATTLEBORO, VERMONT, December 2, 2005—FiberMark, Inc. (OTCBB: FMKIQ) today announced that the U.S. Bankruptcy Court for the District of Vermont has confirmed its Plan of Reorganization, setting the stage for the company’s emergence from chapter 11 as a private company in early January 2006.

The Plan of Reorganization dated November 1, 2005, received strong support among its creditors in voting that concluded in November. Under the Plan, general unsecured creditors, including most bondholders and trade creditors, will recover approximately 70% of their claims, and the company expects to emerge with funded debt of up to approximately $88 million, representing one-fourth of the company's pre-chapter 11 debt level. Some creditors elected to receive a combination of stock and cash, with an approximate total recovery value of 62%. Under the Plan, the company's existing common stock will be cancelled, and public trading of that stock is expected to cease prior to or no later than the date of chapter 11 emergence.

As earlier reported, FiberMark has received exit financing commitments that include funding for the cash distribution called for in the Plan, funded by Silver Point Finance LLC, and revolving credit facilities for the company's North American and German operations, provided by GE Commercial Finance. GE also extended the debtor-in-possession ("DIP") credit facility through January 31, 2006, to ensure financing coverage until emergence.

According to Alex Kwader, chief executive officer, confirmation represents the final step in the company’s chapter 11 financial reorganization process. “When the Plan becomes effective next month, we will have achieved our objectives to emerge as a stronger company strategically, operationally and financially, with a debt load appropriate for our business,” Kwader said. “We deeply appreciate the support of our customers, vendors and employees throughout this process, and look forward to continuing to meet their needs and expectations as a streamlined and strengthened FiberMark in the years ahead.”

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide, operating 11 facilities in the eastern United States and Europe. Products include filter media for transportation and vacuum cleaner bags; base materials for specialty tapes, wallpaper, building materials, sandpaper and graphic arts applications; and cover/decorative materials for office and school supplies, publishing, printing and premium packaging.

This document contains forward-looking statements. Actual results may differ depending on the economy and other risk factors discussed in the company's Form 10-K/A as filed with the SEC on May 4, 2005, which is also accessible on the company's Web site.
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